File No. 70-9189


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

               Post-Effective Amendment No. 3
                          Form U-1

                   APPLICATION DECLARATION
                            under
       THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                     Entergy Corporation
                      639 Loyola Avenue
                New Orleans, Louisiana 70113

    (Name of company filing this statement and address of
                principal executive offices)


                     Entergy Corporation

   (Name of top registered holding company parent of each
                   applicant or declarant)

                      Steven C. McNeal
                Vice President and Treasurer
                   Entergy Services, Inc.
                      639 Loyola Avenue
                New Orleans, Louisiana 70113

           (Name and address of agent for service)

   The Commission is also requested to send copies of any communications in connection with this matter to:

       Ann G. Roy, Esq.          William T. Baker, Jr. Esq.
       Entergy Services, Inc.    Thelen Reid & Priest LLP
       639 Loyola Avenue         40 West 57th Street
       New Orleans, LA 70113     New York, NY 10019

Post Effective Amendment No. 2 is amended as follows by restating the first paragraph of Item 1 in its entirety as follows::

Item I.   Description of Proposed Transactions.

     By order dated July 10, 1998 in this file (HCAR No. 35-26895) (the "1998 Order") Entergy Corporation, a Delaware Corporation ("Entergy"), a public utility holding company registered with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), was authorized through December 31, 2008 to issue Options, Restricted Shares, Performance Shares and Equity Awards shares and, in connection therewith, to issue or sell up to 12,000,000 shares of Common Stock to eligible key employees and outside directors under the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries ("1998 Equity Plan").

                         SIGNATURES

     Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, the undersigned company has duly caused this Application-Declaration to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ENTERGY CORPRATION


                                 By:  /s/ Steven C. McNeal
                                          Steve C. McNeal
                                    Vice President and Treasurer

Dated August 30, 2000